                                                                    EXHIBIT 4.7


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                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                      TRANSWESTERN PUBLISHING COMPANY LLC,

                              TWP CAPITAL CORP. II,

                           TRANSWESTERN HOLDINGS L.P.,

                   TRANSWESTERN COMMUNICATIONS COMPANY, INC.,

                      TARGET DIRECTORIES OF MICHIGAN, INC.

                                       and

                       THE INITIAL PURCHASERS NAMED HEREIN

                          FIRST UNION CAPITAL MARKETS,

                             CIBC OPPENHEIMER CORP.,

                       BANCBOSTON ROBERTSON STEPHENS INC.

                          Dated as of November 24, 1998





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



                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1.     Definitions......................................................................1
     SECTION 1.2.     Accounting Terms; Financial Statements...........................................5

                                   ARTICLE II

                        ISSUE OF NOTES; PURCHASE AND SALE
                      OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                         OFFERING BY INITIAL PURCHASERS

     SECTION 2.1.     Issue of Notes...................................................................5
     SECTION 2.2.     Purchase, Sale and Delivery of Notes.............................................6
     SECTION 2.3.     Registration Rights of Holders of Notes..........................................7
     SECTION 2.4.     Offering by the Initial Purchasers...............................................7

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

     SECTION 3.1      Representations and Warranties of the Issuers....................................7
     SECTION 3.2.     Resale of Notes.................................................................22

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

     SECTION 4.1.     Conditions Precedent to Obligations of the Initial Purchasers...................22
     SECTION 4.2.     Conditions Precedent to Obligations of the Issuers..............................24

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1.     Covenants of the Issuers........................................................25

                                   ARTICLE VI

                                      FEES

     SECTION 6.1.     Costs, Expenses and Taxes.......................................................27




                                       -i-


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
                                   ARTICLE VII

                                    INDEMNITY
     SECTION 7.1.     Indemnity.......................................................................28
     SECTION 7.2      Contribution....................................................................31
     SECTION 7.3.     Registration Rights Agreement...................................................33

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1.     Survival of Provisions..........................................................33
     SECTION 8.2.     Termination.....................................................................33
     SECTION 8.3.     No Waiver; Modifications in Writing.............................................34
     SECTION 8.4.     Information Supplied by the Initial Purchasers..................................35
     SECTION 8.5.     Communications..................................................................35
     SECTION 8.6.     Execution in Counterparts.......................................................36
     SECTION 8.7.     Successors......................................................................36
     SECTION 8.8.     Governing Law...................................................................36
     SECTION 8.9.     Severability of Provisions......................................................36
     SECTION 8.10.    Headings........................................................................37

                  SECURITIES PURCHASE AGREEMENT, dated as of November 24, 1998 (the "Agreement"), among TRANSWESTERN PUBLISHING COMPANY LLC, a Delaware limited liability company (the "Company"), TWP CAPITAL CORP. II, a Delaware corporation ("Capital" and together with the Company, the "Issuers"), TRANSWESTERN HOLDINGS L.P., a Delaware limited partnership ("Holdings"), TRANSWESTERN COMMUNICATIONS COMPANY, INC., a Delaware corporation and the manager of the Company and the general partner of Holdings ("Communications"), TARGET DIRECTORIES OF MICHIGAN, INC., a Michigan corporation and a wholly-owned subsidiary of the Company (the "Guarantor")and FIRST UNION CAPITAL MARKETS ("First Union"), CIBC OPPENHEIMER CORP. ("CIBC") and BancBoston Robertson Stephens Inc. ("BancBoston") (the "Initial Purchasers").

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning the following terms have the meanings indicated:

                  "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control such specified Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

                  "Basic Documents" means, collectively, the Indenture, the Notes, the Guarantee, the Registration Rights Agreement and this Agreement.

                  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable for any of the foregoing.

                  "Closing" has the meaning provided therefor in Section 2.2 of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to en force the Act.

                  "Commonly Controlled Entity" has the meaning provided therefor in Section 3.1(z) of this Agreement.

                  "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

                  "Employee Benefit Plan" has the meaning provided therefor in
Section 3.1(z) of this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

                  "Event of Default" means any event defined as an Event of Default in the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "Exchange Act Reports" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Exchange Notes" shall have the meaning provided therefor in the Registration Rights Agreement.

                  "Facilities" means any and all real property (including without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Issuers, Holdings and Communications or any of their respective predecessors in interest.

                  "Guarantee" has the meaning provided therefor in Section 2.1 of this Agreement.

                  "Guarantor" has the meaning set forth in the introductory paragraph to this Agreement.

                  "Indemnified Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

                  "Indemnifying Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

                  "Indenture" means the indenture dated as of December 2, 1998 among the Issuers, the Guarantor and Wilmington Trust Company, as Trustee, under which the Notes will be issued.

                  "Initial Purchasers" has the meaning set forth in the introductory paragraph to this Agreement.

                  "Intellectual Property Rights" has the meaning provided therefor in Section 3.1(r) of this Agreement.

                  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than advance payments or customer deposits for goods and services sold by Holdings or the Company in the ordinary course of business), security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligations (as defined in the Indenture)), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

                  "Material Adverse Effect" means (i) a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or properties of the Issuers and Communications, taken as a whole, or
(ii) a material ad-
verse effect on the legality, validity, binding effect or enforceability of this Agreement or the Basic Documents.

                  "Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

                  "Notes" means the 9 5/8% Senior Subordinated Notes due 2007, Series C of the Issuers.

                  "Offering" means the offering of the Notes pursuant to the Memorandum.

                  "Offering Materials" has the meaning provided therefor in
Section 7.1 of this Agreement.

                  "Offering Memorandum" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Partnership Interest" means any general or limited partnership interest and any interest as a member of a limited liability company or a limited liability partnership.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or association or government (including any agency or political subdivision thereof).

                  "PORTAL" means the Private Offering Resales, and Trading through Automated Linkages Market.

                  "Private Exchange Notes" has the meaning provided therefor in the Registration Rights Agreement.

                  "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

                  "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

                  "Registration Rights Agreement" means the registration rights agreement among the Issuers, the Guarantor and the Initial Purchasers relating to the Notes.

                  "Regulation S" means Regulation S under the Act.

                  "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

                  "State Commission" means any agency of any State having jurisdiction to enforce such States securities laws.

                  "tax" has the meaning provided therefor in Section 3.1(x) of this Agreement.

                  "Taxpayers" has the meaning provided therefor in Section 3.1(x) of this Agreement.

                  "Third Amended Partnership Agreement" has the meaning provided therefor in Section 3.1(c) of this Agreement.

                  "Time of Purchase" has the meaning provided therefor in
Section 2.2 of this Agreement.

                  "TransWestern Delivered Documents" has the meaning provided therefor in Section 3.1(e) of this Agreement.

                  "Trust Indenture Act" means the Trust indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

                  SECTION 1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations to which accounting principles apply shall be made in accordance with sound accounting practice.

                                   ARTICLE II

                        ISSUE OF NOTES; PURCHASE AND SALE
                      OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                         OFFERING BY INITIAL PURCHASERS

                  SECTION 2.1. Issue of Notes. The Company and Capital have authorized the issuance of $40,000,000 aggregate prin-cipal amount of the Notes which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth as Exhibit A to the Indenture.

                  The obligations of the Company under the Indenture and the Notes will be unconditionally guaranteed (the "Guarantee"), on a senior subordinated basis, by the Guarantor. The Guarantee will be substantially in the form of the Guarantee as set forth in the Indenture.

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Issuers have prepared an offering memorandum dated November 24, 1998 (the "Offering Memorandum"), which includes as exhibits thereto the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, Quarterly Report on Form 10-Q filed on November 16, 1998 for the fiscal period ended September 30, 1998, Current Report on Form 8-K dated May 1, 1998 and Current Report on Form 8-K dated November 24, 1998 (collectively, the "Exchange Act Reports," and together with the Offering Memorandum, the "Memorandum"), setting forth or including a description of the terms of the Notes, the terms of the Offering a description of the Issuers and any material developments relating to the Issuers occurring after the date of the most recent financial statements included therein.

                  SECTION 2.2. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree that they will sell to each Initial Purchaser, and each Initial Purchaser agrees, acting severally and not jointly, that it will purchase from the Issuers at the Time of Purchase, the principal amount of the Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a price equal to 102.5% of the principal amount thereof.

                  The purchase, sale and delivery of the Notes will take place at a closing (the "Closing") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 A.M., New York time, on December 2, 1998, or such later date and time, if any, as the Initial Purchasers and the Company shall agree. The time at which such Closing is concluded is herein called the "Time of Purchase."

                  One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 24 hours prior to the Closing shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds wired in accordance with the written instructions of the Company. The Issuers will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of CIBC or First Union, or such other place as CIBC and First Union may designate, at least 24 hours prior to the Closing.

                  SECTION 2.3. Registration Rights of Holders of Notes. The Initial Purchasers and their direct and indirect transferees of the Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Registration Rights Agreement.

                  SECTION 2.4 Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

                  SECTION 3.1 Representations and Warranties of the Issuers. The Company, Capital, Communications and the Guarantor jointly and severally represent and warrant to and agree with each of the Initial Purchasers as follows:

                  (a) Memorandum. The Memorandum, as of its date does not, and at the Time of Purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers fur-nished to the Company in writing by the Initial Purchasers expressly for use in the Memorandum or any amendment or supplement thereto as set forth in Section 8.4 hereof. The statistical and market-related data included in the Memorandum are based on or derived from sources which the Issuers and Holdings believe to be reliable and accurate or represents the Issuers' and Holdings good faith estimates that are made on the basis of data derived from such sources. The Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the description thereof in the Memorandum.

                  (b) Financial Statements. The audited financial statements of the Company set forth in the Memorandum are in accordance with the books and records of the Company, fairly present in all material respects the financial position, results of operations, member deficit and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated therein); the unaudited financial statements of the Company set forth in the Memorandum were prepared in a manner consistent with the Company's historical practices and in the reasonable judgment of management fairly present in all material respects the financial position and results of operations of the Company at the date and for the period to which they relate, subject only to year end adjustments, the absence of footnote disclosures and adjustment required by generally accepted accounting principles; the summary financial data in the Memorandum present fairly the financial information shown therein and have been prepared and compiled on a basis consistent with audited and unaudited financial statements included therein, except as otherwise stated therein; and the adjusted and pro forma financial information included in the Memorandum have been prepared using reasonable assumptions and have been prepared in accordance with the applicable requirements of the Act, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Ernst & Young LLP, which has reported upon the audited financial statements included in the Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations thereunder.


                  (c) Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. The Company has delivered to the Initial Purchasers complete and correct copies of its Certificate of Formation and Limited Liability Company Agreement (the "LLC Agreement") as in effect on the date hereof.

                  Holdings is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Holdings has delivered to the Initial Purchasers complete and correct copies of its Certificate of Limited Partnership and the Third Amended and Restated Agreement of Limited Partnership, as amended as of November 4, 1997 (the "Third Amended Partnership Agreement") as in effect on the date hereof. Holdings is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified, licensed or in good standing does not have a Material Adverse Effect.

                  The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. The Guarantor has delivered to the Initial Purchasers complete and correct copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof. The Guarantor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law except where the failure to be so qualified, licensed or in good standing does not have a Material Adverse Effect.

                  (d) Capitalization; Equity Ownership. As of the Time of Purchase (after giving effect to the Offering), the Company will have the capitalization as set forth in the Memorandum, except as otherwise noted therein, the authorized capital stock of Capital will consist of 1,000 shares of its common stock (all of which will be issued and outstanding and owned and held by the Company), Hold-ings will have the capitalization as set forth in the Memorandum and the authorized capital stock of Communications will consist of 30,000 shares of its common stock (9,800.05 of which will be issued and outstanding); except as described in the Memorandum, all of the issued and outstanding securities of the Company, Holdings and Communications have been duly authorized and validly issued and are fully paid and non-assessable and none of them have been issued in violation of any preemptive or other right; all of the outstanding shares of the Guarantor are owned by the Company; and, except as contemplated in this Agreement or the other agreements, instruments or documents delivered in connection with the transactions contemplated hereby, neither the Company, Holdings, Capital, Communications nor the Guarantor is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any Capital Stock, Partnership Interest or any other security of the Company, Holdings, Capital, Communications or the Guarantor or any other security exercisable or exchangeable for or convertible into any Capital Stock, Partnership Interest or any other security of the Company, Holdings, Capital, Communications or the Guarantor.

                  (e) Authority. The Company, Holdings, Capital, Communications and the Guarantor have the power to enter into the Basic Documents (to the extent a party thereto) and all other agreements, instruments and documents executed and delivered by the Company, Holdings, Capital, Communications or the Guarantor pursuant thereto (collectively, the "TransWestern Delivered Documents") and to carry out their respective obligations thereunder, including without limitation issuing the Notes in the manner and for the purpose contemplated by this Agreement. The execution, delivery and performance of the TransWestern Delivered Documents and the consummation of the transactions contemplated thereby have been duly authorized by the Company, Holdings, Capital, Communications and the Guarantor (to the extent a party thereto), and no other proceeding or approval on the part of the Company, Holdings, Capital, Communications and the Guarantor is necessary to authorize the execution and delivery of the TransWestern Delivered Documents or the performance of any of the transactions contemplated thereby.

                  (f) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers, Holdings, Communications and the Guarantor and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), is a valid and legally binding agreement of the Issuers, Holdings, Communications and the Guarantor, enforceable against each of them in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (g) Indenture. The Indenture has been duly authorized by the Issuers and the Guarantor and, when executed and delivered by the Issuers and the Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of the Issuers and the Guarantor, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (h) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Issuers and the Guarantor and, when executed and delivered by the Issuers and the Guarantor (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers and the Guarantor, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (i) Notes. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Issuers and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of the Issuers enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (j) Guarantee. The Guarantee has been duly authorized by the Guarantor and, when executed by the Guarantor in accordance with the provisions of the Indenture and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute a valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (k) Other Documents. Each other TransWestern Delivered Document executed and delivered by the Issuers, Holdings, Communications or the Guarantor (to the extent a party thereto) has been duly and validly authorized, executed and delivered by the Issuers, Holdings, Communications and the Guarantor (to the extent party thereto) and constitutes or will constitute a valid and legally binding obligation of the Issuers, Holdings, Communications and the Guarantor (to the extent a party thereto), enforceable against them in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

                  (l) Solvency. Immediately after the consummation of the transactions contemplated by this Agreement (including the use of proceeds from the sale of Notes at the Time of Purchase), the fair value and present fair saleable value of the assets of each of the Company and Holdings (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; each of the Company and Holdings (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of Notes at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                  (m) Absence of Certain Changes. Subsequent to the date as of which information is given in the Memorandum, except as described in the Memorandum, there has not been (i) any event or condition that has a Material Adverse Effect, (ii) any transaction entered into by the Issuers, other than in the ordinary course of business, that has a Material Adverse Effect, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its Membership Interests other than Permitted Tax Distributions and other distributions permitted under the Indenture.

                  (n) No Violation. Neither the execution, delivery or performance of any of the TransWestern Delivered Documents nor the consummation of any of the transactions contemplated thereby (i) will violate or conflict with the Certificate of Formation or LLC Agreement of the Company or the Certificate of Limited Partnership or the Third Amended Partnership Agreement of Holdings, (ii) will violate or conflict with Capital's, Communications' or the Guarantor's Certificate of Incorporation or By-Laws, (iii) will, as of the Time of Purchase, result in any breach of or default under any provision of any material contract or agreement to which the Company, Holdings, Capital, Communications or the Guarantor is a party or by which the Company, Holdings, Capital, Communications or the Guarantor is bound or to which any property or assets of the Company, Holdings, Capital, Communications or the

         Guarantor is subject, (iv) violates, is prohibited by or requires the Company, Holdings, Capital, Communications or the Guarantor to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System), rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, presently in effect or in effect at the Time of Purchase, (v) will cause any acceleration of maturity of any note, instrument or other indebtedness to which the Company, Holdings, Capital, Communications or the Guarantor is a party or by which the Company, Holdings, Capital, Communications or the Guarantor is bound or with respect to which the Company, Holdings, Capital, Communications or the Guarantor is an obligor or guarantor, or (vi) except as contemplated by this Agreement and the other Basic Documents, will result in the creation or imposition of any Lien upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the equity or any of the properties, assets, business agreements or contracts of the Company, Holdings, Capital, Communications or the Guarantor, other than any violation, conflict, breach, default, acceleration or Lien which individually or in the aggregate does not have a Material Adverse Effect.

                  (o) Title and Condition of Properties and Assets. As of the date hereof, the Company, Holdings, Communications and the Guarantor have good and valid title to all of their respective owned assets and properties which are material to their business, taken as a whole, and Capital has no operating assets. As of the Time of Purchase, the Company, Holdings, Communications and the Guarantor will have good and valid title to all of their respective assets and properties which are material to their business, taken as a whole, (except as sold or otherwise disposed of in the ordinary course of business), subject to no Liens other than Permitted Liens (as defined in the Indenture).

                  (p) Leased Property. Each lease of real property or personal property that is material to the business of the Company, Holdings, Communications and the Guarantor, taken as a whole, is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by the Company, Holdings, Communications or the Guarantor, or any event that with notice or lapse of time or both would constitute such a default by the Company, Holdings, Communications or the Guarantor and with respect to which the Company, Holdings, Communications or the Guarantor has not taken adequate steps to prevent such default from occurring except for any such default as has not had a Material Adverse Effect; all of such events, if any, and the aforesaid steps taken by the Company, Holdings, Communications or the Guarantor are set forth in the Memorandum. There is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party, which default has a Material Adverse Effect. Neither the Company, Holdings, Communications nor the Guarantor owns any real property.

                  (q) Litigation. Except as set forth in the Memorandum, there are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States jurisdiction, of any kind now pending or, to the best of the Company's, Holdings', Capital's, Communications' or the Guarantor's knowledge, threatened involving the Company, Holdings, Capital, Communications or the Guarantor that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Notes by the Issuers or the issuance of the Guarantee by the Guarantor or any of the other material transactions contemplated hereby, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) which has individually or in the aggregate, a Material Adverse Effect.

                  (r) Patents, Copyrights and Trademarks. There are no material copyrights, patents, trade names, trademarks and service marks, identifying whether registered or at common law, and all applications therefor that are pending or in the process of preparation (collectively, the "Intellectual Property Rights"), that are directly or indirectly owned, licensed, used, required for use or controlled in whole or in part by the Company, Holdings, Communications or the Guarantor and no licenses and other agreements allowing the Company, Holdings, Communications and the Guarantor to use Intellectual Property Rights of third parties in the United States that are not accurately described in the Memorandum. Except as otherwise described in the Memorandum, the Company, Holdings and the

         Guarantor are the sole and exclusive owners of the Intellectual Property Rights described therein, free and clear of any Lien (other than Permitted Liens) and such Intellectual Property Rights have not been and are not being challenged in any way or involved in any pending or threatened unfair competition proceeding. Except as set forth in the Memorandum, there has been and is no claim challenging the scope, validity or enforceability of any of the Intellectual Property Rights. Neither the Company, Holdings, Communications nor the Guarantor has infringed, or is infringing or is subject to any unfair competition claim with respect to any service mark or trade name registration or application therefor, trademark, trademark registration or application therefor, copyright, copyright registration or application therefor, patent, patent registration or application therefor, or any other proprietary or intellectual property right of any person or entity and neither the Company, Holdings, Communications nor the Guarantor has received or has any knowledge, after due inquiry, of any such claim or other notice of any such violation or infringement.

                  (s) Compliance with Laws, Etc. The Company, Holdings, Capital, Communications and the Guarantor are in compliance with, and the execution and delivery of this Agreement and the other TransWestern Delivered Documents and the consummation by the Company, Holdings, Capital, Communications and the Guarantor of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes in the manner and for the purpose contemplated by this Agreement) will comply with, all federal, state and local statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to the Company, Holdings, Capital, Communications or the Guarantor and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree except such noncompliance, defaults or violations, if any, that in the aggregate do not have a Material Adverse Effect. Except as set forth in the Memorandum, the Company, Holdings, Capital, Communications and the Guarantor are in compliance with (i) all applicable requirements of all United States, state and local governmental authorities with respect to environmental protection, including without limitation, regulations establishing quality criteria and standards for air, water, land and hazardous materials, (ii) all applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and rules, regulations and orders thereunder and
         (iii) all applicable laws and related rules and regulations of all United States jurisdictions affecting labor union activities, civil rights or employment, including without limitation, in the United States, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act and the National Labor Relations Act, in each case, other than any such noncompliance which in the aggregate has a Material Adverse Effect. Neither of the Issuers, Holdings, Communications nor the Guarantor is currently or, after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, will be (i) in violation of its respective organizational documents, or
         (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected (except as set forth in the Memorandum), which default or violation (individually or in the aggregate) (x) materially and adversely affects the legality, validity or enforceability of this Agreement or any of the Basic Documents or
         (y) has a Material Adverse Effect. As of the Closing neither the Company, Holdings, Capital, Communications nor the Guarantor is engaged in any printing or manufacturing activities.

                  (t) Governmental Authorizations and Regulations. There are no material licenses, franchises, permits and other governmental authorizations held by the Company, Holdings, Capital, Communications or the Guarantor with respect to the conduct of their respective businesses that are not accurately described in the Memorandum. Except as set forth in the Memorandum, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing declaration or registration with, any court, governmental agency, securities exchange or any regulatory authority is required in connection with the execution, delivery or performance by the Issuers, Holdings, Communications and the Guarantor of this Agreement or any of the other Basic Documents or any of the transactions contemplated thereby, except (i) as may be required under state securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes, or (ii) as does not (individually or in the aggregate) have a Material Adverse Effect. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations set forth in the Memorandum (other than as disclosed therein) which are required to have been obtained by the date hereof have been obtained or made, as the case may be, and are in full force and effect and not the subject of any pending or, to the knowledge of the Company, threatened attack by appeal or direct proceeding or otherwise.

                  (u) Labor Matters. No employees of the Company, Holdings, Capital, Communications or the Guarantor are currently represented by a labor union or labor organization, no labor union or labor organization has been certified or recognized as a representative of any such employees, and neither the Company, Holdings, Capital, Communications nor the Guarantor has any obligation under any collective bargaining agreement or other agreement with any labor union or labor organization that, in any way, affects the Company, Holdings, Capital, Communications or the Guarantor.

                  (v) Employees. Except as set forth in the Memorandum, there has been no resignation or termination of employment of any officer or key employee of the Company, Holdings, Capital, Communications or the Guarantor and neither the Company, Holdings, Capital, Communications nor the Guarantor has any knowledge of any impending or threatened resignation or termination of employment in any case that would have a Material Adverse Effect. Except as set forth it the Memorandum, neither the Company, Holdings, Capital, Communications nor the Guarantor has entered into any severance or similar arrangement in respect of any present or former employees required to be disclosed therein.

                  (w) Brokers. Except as described in the Memorandum, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company, Holdings, Capital, Communications or the Guarantor.

                  (x) Tax Matters. Holdings and Communications (hereinafter referred to collectively as the "Taxpayers") have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports, and the Taxpayers have paid in full all taxes required to be paid by such Taxpayers before such payment became delinquent other than taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, except where the failure to file such return or pay such tax does not have a Material Adverse Effect.

                  (y) Investment Company. Neither of the Issuers, Holdings, Communications nor the Guarantor is and immediately after the Time of Purchase none of them will be, "investment companies" or, to the Company's knowledge, companies "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (z) ERISA. The execution and delivery of this Agreement and the other Basic Documents and the sale of the Notes to the Initial Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code on the part of the Issuers or the Guarantor. The preceding representation is made in reliance on and subject to the accuracy of the Initial Purchasers' representations and warranties in Section 3.2 hereof. No Reportable Event (as defined in Section 4043 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan, and the Issuers, the Guarantor and Commonly Controlled Entities have complied in all material respects with the applicable provisions of ERISA and the Code in connection with the Employee Benefit Plans. The present value of all accrued benefits under each Employee Benefit Plan subject to Title IV of ERISA (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits. Neither of the Issuers, the Guarantor, nor any Commonly Controlled Entity (as defined below) has had a complete or partial withdrawal from any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), and neither the Issuers, the Guarantor, nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Issuers, the Guarantor or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Issuers the Guarantor or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(l) of ERISA). With respect to each Employee Benefit Plan, no event has occurred and there exists no conditions or set of circumstances in connection with which the Company or any off its subsidiaries may, directly or indirectly (through a Commonly Controlled Entity or otherwise) be subject to material liability under the Code, ERISA or any other applicable law, except for liability for benefit claims and funding obligations payable in the ordinary course. "Commonly Controlled Entity" means any person or entity that, together with any Issuer or the Guarantor, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. "Employee Benefit Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which is maintained or contributed to by an Issuer, or any Commonly Controlled Entity or to which an Issuer, or any Commonly Controlled Entity may have liability.

                  (aa) The Offering. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Issuers, the Guarantor or their representatives in connection with the offer and sale of the Notes. Neither of the Issuers, the Guarantor nor any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Notes or any other similar security of the Issuers or the Guarantor to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchasers; and the Issuers and the Guarantor agree that neither they nor any Person acting on their behalf will sell or offer for sale any Notes and the Guarantee to, or solicit any offers to buy any Notes or Guarantee from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes or Guarantee within the provisions of Section 5 of the Act. Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Notes and the Guarantee to the Initial Purchasers in the manner contemplated by this Agreement and the Memorandum does not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act. No securities of the Issuers or the Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Notes or the Guarantee and listed on a national securities exchange registered under
         Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. Neither of the Issuers nor the Guarantor has taken, nor will either of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes. Neither of the Issuers, the Guarantor nor any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes or the Guarantee and the Issuers, the Guarantor Company and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirements of Regulation S.

                  (bb) Insurance. Holdings, the Company and/or the Guarantor carry insurance (including self insurance) in such amounts and covering such risks as in their reasonable determination is adequate for the conduct of their business and the value of their properties.

                  (cc) Exchange Act Reports. The Exchange Act Reports, when filed by the Company with the Commission pursuant to the Exchange Act, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when so filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (dd) Accounting Controls. Each of the Company and the Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  SECTION 3.2. Resale of Notes. Each of the Initial Purchasers represents and warrants (as to itself only) that it is a "qualified institutional buyer" as defined in Rule 144A of the Act ("QIB"). Each of the Initial Purchasers agrees with the Issuers and the Guarantor (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Notes or the Guarantee by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Notes and the Guarantee only from, and will offer the Notes only to (A) in the case of offers inside the United States, Persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to Persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such Persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Memorandum.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

                  SECTION 4.1. Conditions Precedent to Obligations of the Initial Purchasers. The obligation of each Initial Purchaser to purchase the Notes to be purchased at the Closing is subject, at the Time of Purchase, to the satisfaction of the following conditions:

                  (a) At the Time of Purchase, the Initial Purchasers shall have received the opinions, dated as of the Time of Purchase and addressed to the Initial Purchasers, of Kirkland & Ellis, counsel for the Issuers, in form and sub stance reasonably satisfactory to counsel for the Initial Purchasers, to the effect as set forth on Exhibit A hereto.

                  (b) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and dated the Time of Purchase, of Cahill Gordon & Reindel, counsel to the Initial Purchasers.

                  (c) The Initial Purchasers shall have received from Ernst & Young LLP a comfort letter or letters dated the Closing in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

                  (d) The representations and warranties made by the Issuers, Holdings and Communications herein shall be true and correct in all material respects (except for changes expressly provided for in this Agreement) on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Issuers shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the Basic Documents required to be performed by it at or prior to the Time of Purchase and the Company shall have furnished to each Initial Purchaser a certificate, dated the Time of Purchase, to such effect.

                  (e) Subsequent to the date of the Memorandum, (i) there shall not have been any change which has a Material Adverse Effect and (ii) the Issuers and Holdings shall not have taken any voluntary, affirmative action to conduct their respective businesses other than in the ordinary course.

                  (f) At the Time of Purchase and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

                  (g) The purchase of and payment for the Notes by the Initial Purchasers hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

                  (h) At the Time of Purchase, the Initial Purchasers shall have received a certificate, dated the Time of Purchase, from the Company, Holdings, Capital and Communications stating that the conditions specified in Sections 4.1(d), (e), (f) and (g) have been satisfied or duly waived at the Time of Purchase.

                  (i) Each of the Basic Documents shall have been executed and delivered by all the respective parties thereto be in full force and effect.

                  (j) All proceedings required in order to issue the Notes and the Guarantee and consummate the transactions contemplated by this Agreement and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents of the Issuers and the Guarantor as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (k) The sale of the Notes hereunder shall not have been enjoined (temporarily or permanently) at the Time of Purchase.

                  On or before the Closing, the Initial Purchasers and counsel to the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Issuers as they may reasonably request.

                  SECTION 4.2. Conditions Precedent to Obligations of the Issuers. The obligations of the Issuers to deliver the Notes shall be subject to the accuracy as of the date hereof and at the Time of Purchase (as if made on and as of the time of Purchase) of the representations and warranties of the Initial Purchasers herein (delivery of the purchase price by the Initial Purchasers for the Notes being an affirmation by the Initial Purchasers of the accuracy of their representations and warranties).

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.1. Covenants of the Issuers. The Issuers and the Guarantor covenant and agree with each of the Initial Purchasers that:

                  (a) The Issuers will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

              (b) The Issuers and the Guarantor will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, neither the Issuers nor the Guarantor shall be required to qualify as a foreign corporation, to take any acts which would require it to qualify to do business or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

              (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, the Exchange Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or it for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof (who thereafter will not use such Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Issuers, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

              (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel to the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

              (e) The Issuers will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Memorandum.

              (f) For and during the period ending on the date no Notes are outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or the holders of the Notes and promptly after available copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

              (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchasers, as soon as they have been prepared in final form, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

              (h) None of the Issuers nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

              (i) The Issuers will not solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

              (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not saleable in full under Rule 144 under the Act (or any successor provision), the Issuers will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

              (k) The Issuers will use their best efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

              (l) The Issuers, Holdings, Communications and the Guarantor (to the extent a party thereto) will do and perform all things required to be done and performed by them under this Agreement and the other Basic Documents prior to or after the Closing, subject to the qualifications and limitations in the writing that expresses such obligations, and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers under this Agreement to purchase and accept delivery of the Notes.

              (m) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                                   ARTICLE VI

                                      FEES

                  SECTION 6.1. Costs, Expenses and Taxes. The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) the Company's cost of preparation, printing, reproduction, execution and delivery of this Agreement, each of the other Basic Documents, any amendment or sup-plement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) any costs of printing the Memorandum and any amendment or supplement thereto, any other marketing related materials, (iii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (v) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (vi) fees and expenses of the Trustee, including fees and expenses of counsel to the Trustee, (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on PORTAL, (viii) any fees charged by investment rating agencies for the rating of the Notes, and (ix) except as limited by Article VII, all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, of the successful enforcement of this Agreement, the Notes or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Issuers shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any other Basic Document or the issuance of the Notes, and shall save and hold each Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Notwithstanding anything herein, it is understood that the Issuers shall have no obligation to pay any fees, expenses or disbursements of Cahill Gordon & Reindel, counsel for the Initial Purchasers.

                                   ARTICLE VII

                                    INDEMNITY

                  SECTION 7.1. Indemnity.

                  (a) Indemnification by the Issuers. The Issuers and Holdings, jointly and severally, agree and covenant to hold harmless and indemnify each of the Initial Purchasers and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which such Initial Purchaser and its Affiliates may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum and any amendments, or supplements thereto, the Basic Documents or any application or other documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuers and Holdings shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing by such Initial Purchasers for inclusion therein; provided, further, that the Issuers and Holdings shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any Memorandum that is corrected in any amendment or supplement thereto if the person asserting such loss, claim, damage or liability purchased Notes from an Initial Purchaser in reliance on such Memorandum but was not given the Memorandum (or any amendment or supplement thereto) on or prior to the confirmation of the sale of such Notes. The Issuers and Holdings, on a joint and several basis, further agree to reimburse each Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being an Initial Purchaser; provided that if the Issuers or Holdings reimburse an Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, such Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities are not entitled to indemnification hereunder. The Issuers and Holdings further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not an Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Issuers and Holdings under this Article

         VII shall be in addition to any liability the Issuers or Holdings may otherwise have.

                  (b) Indemnification by the Initial Purchasers. Each of the Initial Purchasers agrees and covenants, severally and not jointly, to hold harmless and indemnify the Issuers and Holdings and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by such Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchasers under this Article VII shall be in addition to any liability the Initial Purchasers may otherwise have.

                  (c) Procedure. If any Person shall be entitled to indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the indemnifying Parties from any obligation or liability except to the extent that the indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the t, of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, IF such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties, or for fees and expenses that are not reasonable. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or Parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject of such Proceeding.

                  SECTION 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable

Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (net of the Initial Purchasers' discounts and commissions but before deducting expenses) received by the Issuers bear to the total discounts and commissions received by each Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

                  The Issuers, Holdings and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this Section 7.2, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  SECTION 7.3. Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto,

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1. Survival of Provisions. The representations, warranties and covenants of the Issuers, Holdings, Communications, the Guarantor and the Initial Purchasers made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Issuers, any Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Notes and payment therefor, (c) any termination of this Agreement other than pursuant to Section 8.2, or (d) disposition of the Notes by the Initial Purchasers whether by redemption, exchange, sale or otherwise. With respect to any termination of this Agreement pursuant to Section 8.2, this Agreement and the obligations contemplated hereby shall terminate without liability to any party, and no party shall have any continuing obligation hereunder or liability to any other party hereto, except that each of the provisions of Articles VI, VII, and VIII shall remain operative and in full force and effect regardless of any termination pursuant thereto.

                  SECTION 8.2. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Time of Purchase in the event that the Issuers or the Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to he performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing:

                  (i) the Issuers, Holdings or the Guarantor shall have sustained any loss or interference with respect to their businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has a Mate-rial Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has a Material Adverse Effect (including without limitation a Change of Control (as defined in the Indenture)), except in each case as described in the Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities of the Company or in securities generally and the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Memorandum; or

                  (v) any securities of the Company or Holdings shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in
Section 8.1 hereof.

                  SECTION 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or fur-ther exercise thereof or the exercise of any other right, power or remedy.
The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties at law or in equity or otherwise. No waiver of or consent to any departure by the Issuers from any provision of this Agreement shall be effective unless signed in writing by the party hereto entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or an behalf of each of the Issuers and each Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers or the Guarantor in any case shall entitle the Issuers or the Guarantor to any other or further notice or demand in similar or other circumstances.

                  SECTION 8.4. Information Supplied by the Initial Purchasers. The statements set forth in the fourth paragraph on page (i) and in the third and fourth sentences of the fifth paragraph and the eighth paragraph under the heading "Plan of Distribution" in the Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

                  SECTION 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing and, (a) if to the Initial Purchasers, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to First Union Capital Markets, 301 South College Street,TW-10, Charlotte, North Carolina 28288-0604, CIBC Oppenheimer Corp., 425 Lexington Avenue, 3rd floor, New York, New York 10017, and BancBoston Robertson Stephens Inc., 100 Federal Street, 01-12-07, Boston, Massachusetts 02110, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York, 10005, Attention: Geoffrey E. Liebmann, Esq. and (b) if to the Issuers, Holdings, Communications or the Guarantor, shall be given by similar means to TransWestern Publishing Company LLC, 8344 Clairemont Mesa Boulevard, San Diego, CA 92111, Attn: Chief Financial Officer, with copies to Kirkland

& Ellis, 200 East Randolph Drive, Chicago, IL 60601, Attn: William S. Kirsch, P.C. In each case notices, demands and other communications shall be deemed given when received.

                  SECTION 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  SECTION 8.7. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Issuers contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchasers and any Person or Persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Issuers, their directors, officers, employees and agents and any Person or Persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  SECTION 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 8.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 8.10. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                 TRANSWESTERN PUBLISHING COMPANY LLC


                          By: /s/ Joan M. Fiorito
                             ------------------------------------------
                             Name: Joan M. Fiorito
                             Title: Vice President, Chief Financial Officer


                          TWP CAPITAL CORP. II


                          By: /s/ Joan M. Fiorito
                             ------------------------------------------
                             Name: Joan M. Fiorito
                             Title: Vice President, Chief Financial Officer


                          TRANSWESTERN HOLDINGS L.P.


                          By: TRANSWESTERN COMMUNICATIONS
                              COMPANY, INC., its general partner


                          By: /s/ Joan M. Fiorito
                             ------------------------------------------
                             Name: Joan M. Fiorito
                             Title: Vice President, Chief Financial Officer


                          TRANSWESTERN COMMUNICATIONS COMPANY, INC.


                          By: /s/ Joan M. Fiorito
                             ------------------------------------------
                             Name: Joan M. Fiorito
                             Title: Vice President, Chief Financial Officer


                          TARGET DIRECTORIES OF MICHIGAN, INC.


                          By: /s/ Joan M. Fiorito
                             ------------------------------------------
                             Name: Joan M. Fiorito
                             Title: Vice President, Chief Financial Officer

                                 FIRST UNION CAPITAL MARKETS


                                 By:  /s/  Scott E. Chappell
                                     ------------------------------------------
                                    Name:  Scott E. Chappell
                                    Title: Vice President


                                 CIBC OPPENHEIMER CORP.


                                 By:  /s/  Brian S. Gerson
                                     ------------------------------------------
                                    Name:  Brian S. Gerson
                                    Title: Managing Director


                                 BANCBOSTON ROBERTSON STEPHENS INC.


                                 By:  /s/  Scott M. D'Orsi
                                     ------------------------------------------
                                    Name:  Scott M. D'Orsi
                                    Title: Vice President

                                   SCHEDULE I




                                                                Principal Amount
Initial Purchaser                                                   of Notes
-----------------                                               ----------------
First Union Capital Markets                                       $20,000,000
CIBC Oppenheimer Corp.                                             15,000,000
BancBoston Robertson Stephens Inc.                                  5,000,000
                                                                  -----------
Total                                                             $40,000,000